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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): October 28, 2003

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
        (State or other jurisdiction                 (Commission                         (I.R.S. Employer
              of incorporation)                     File Number)                        Identification No.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Items 1 through 4 and 6 through 12 are not included because they are inapplicable.

         This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based on knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and its subsidiaries.  Edison
International has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.  Other Events.

Standard & Poor's Downgrades of Edison Mission Energy Companies

         On October 28, 2003, Standard & Poor's Ratings Service downgraded the senior secured debt rating of Mission Energy Holding
Company (MEHC) to CCC from B-.  MEHC is a wholly owned indirect subsidiary of Edison International.  Standard &
Poor's also lowered the credit rating of MEHC's wholly owned direct subsidiary, Edison Mission Energy (EME)
(senior unsecured debt to B from BB-), and the credit ratings of MEHC's wholly owned indirect subsidiaries Edison
Mission Midwest Holdings Co. (syndicated loan facility to B from BB-) and Edison Mission Marketing & Trading,
Inc. (corporate credit rating to B from BB-), as well as the credit ratings on the Monthly Income Preferred
Securities issued by Mission Capital, L.P. (to CCC from B), the pass-through certificates related to the sale-leaseback of Midwest Generation, LLC's Powerton Station and Joliet Station (to B from BB-) and the senior secured bank facility related to the sale-leaseback of Midwest Generation, LLC's Collins facility (to B from
BB-).  The ratings remain on CreditWatch with negative implications, where they were placed on October 16, 2003.
In addition, Standard & Poor's downgraded the credit rating of the pass-through bonds related to the sale-leaseback of the Homer City facilities (to BB from BBB-) and the bonds related to the financing of EME's equity interests in the Big Four projects (to B from BB), and placed both ratings on CreditWatch with negative implications.

         These ratings actions do not trigger any defaults under MEHC's or EME's credit facilities or those of the other affected entities.  However, as a result of the ratings action affecting Edison Mission Midwest
Holdings, cash currently on deposit in the cash flow recapture account (approximately $245 million) is now required to be used to prepay indebtedness of Edison Mission Midwest Holdings, with the amount of such prepayment to be applied ratably to the $911 million and $808 million tranches of Edison Mission Midwest Holdings'
indebtedness.  In the future, so long as the ratings event continues, amounts of excess cash flow deposited in the cash flow recapture account at the end of each calendar quarter will be used to prepay, pro rata, amounts then outstanding under the Edison Mission Midwest Holdings bank facilities.

         In addition, sales of power from EME's First Hydro, Homer City, and Midwest Generation projects require credit support, depending upon market conditions and the strategies adopted for the sale of this power.  EME has previously projected the potential working capital support for this to be between $100 million and $200 million from time to time during the remainder of 2003 and currently believes these projections to be unchanged.

         The above ratings actions do not affect Standard & Poor's ratings on Edison International
(B-/Developing) and Edison International's largest subsidiary, Southern California Edison Company (BB/Developing).

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                       EDISON INTERNATIONAL
                                                                            (Registrant)

                                                                     /s/ KENNETH S. STEWART
                                                       ----------------------------------------------------
                                                                       KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

Date:  October 29, 2003